Filed pursuant to Rule 424(b)(5)

Registration No. 333–182298

PROSPECTUS SUPPLEMENT

To Prospectus dated September 25, 2012

$172,139

 MGT Capital Investments, Inc.

Common Stock

We are offering for sale pursuant to this prospectus shares of common stock having an aggregate offering price of $172,139. The purchase price for each share is $0.25.

Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page S-5 of this prospectus supplement and on page 12 of the accompanying prospectus and the documents incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are not paying underwriting discounts or commissions, so the proceeds to us, before expenses, will be approximately $172,139. We estimate the total expenses of this offering will be approximately $11,000.

We expect to deliver the securities sold in this offering on or about December 22, 2015 against payment in immediately available funds.

Our common stock is listed on the NYSE MKT under the symbol “MGT.” The last reported sale price of our common stock on December 17, 2015, was $0.22 per share. As of December 17, 2015, the aggregate market value of our common stock held by non–affiliates was approximately $3,181,000 based on an aggregate of 17,209,665 shares outstanding, of which 14,460,118 were held by non–affiliates, and the closing price of the common stock on the NYSE MKT of $0.22 per share. During the twelve calendar months preceding the date of this prospectus, we have sold $1,707,676 securities in reliance on General Instruction I.B.6 of Form S–3.

The date of this prospectus supplement is December 17, 2015.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to a registration statement (No. 333––182298) that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may, from time to time, sell up to $10 million in the aggregate of any combination of common stock, preferred stock, debt securities, warrants, rights or units, or any combination of the foregoing securities.

This prospectus supplement and the accompanying prospectus provide specific information about the offering by us of our securities under the shelf registration statement. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the placement agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the placement agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

In this prospectus supplement, “MGT,” the “Company,” “we,” “us,” and “our” and similar terms refer to MGT Capital Investments, Inc. and its subsidiaries on a consolidated basis. All references in this prospectus supplement to our consolidated financial statements include, unless the context indicates otherwise, the related notes.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

CAUTIONARY STATEMENT REGARDING FORWARD––LOOKING INFORMATION

In addition to historical information, this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, contains statements relating to future events or our future financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. These statements are forward––looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. Generally, words such as “may,” “will,” “should,” “could,” “would,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “project,” “continue,” “goal” and “believe,” or other variations on these and other similar expressions identify forward––looking statements. Forward––looking statements are only predictions and, as such, are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward––looking statements are based upon our assumptions as to future events or our future financial performance that may not prove to be accurate. These statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward––looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward––looking events and circumstances discussed in this report may not occur as contemplated, and actual results could differ materially from those anticipated or implied by the forward––looking statements. The forward––looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including the following:

•	Our history of losses;
•	Our need for additional capital;
•	The pace of technological change in our industry;
•	Our ability to gain commercial acceptance of our products;
•	Our ability to protect our intellectual property;
•	The outcome of litigation related to our intellectual property;
•	The effect of competition from other technologies;
•	Our dependence on key business and sales relationships; and
•	Our ability to attract and retain key executives and other highly skilled employees.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, investors should review the risks described in this prospectus supplement and the accompanying prospectus and those incorporated by reference into this prospectus supplement and the accompanying prospectus, including those risks contained in our most recent Annual Report on Form 10–K and our subsequent Quarterly Reports on Form 10––Q, as updated by our subsequent filings under the Exchange Act. We caution you not to place undue reliance on these forward–looking statements, which are current only as of the date on which we filed this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

 This summary contains basic information about us, our common stock and this offering. It highlights selected information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because this is a summary, it does not contain all of the information that you should consider before investing in the common stock. Before making an investment decision, you should read carefully this entire prospectus supplement, including the section entitled “Risk Factors,” the accompanying prospectus, our financial statements and the accompanying notes to the financial statements and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

MGT Capital Investments, Inc.

General

MGT Capital Investments, Inc. (“MGT,” “the Company,” “we,” “us”) is a Delaware corporation incorporated in 2000. The Company was originally incorporated in Utah in 1977. MGT is comprised of the parent company, majority–owned subsidiary MGT Gaming, Inc. (“MGT Gaming”) and wholly–owned subsidiaries Medicsight, Inc. (“Medicsight”), MGT Studios, Inc. (“MGT Studios”) and its minority–owned subsidiary M2P Americas, Inc., and MGT Sports, Inc. (“MGT Sports”). The Company also owns 10.0% of DraftDay Gaming Group, Inc. (“DDGG”).

MGT and its subsidiaries are principally engaged in the business of acquiring, developing and monetizing assets in the online and mobile gaming space as well as the social casino industry. MGT’s portfolio of assets in the online, mobile gaming and social casino gaming space includes MGTPlay.com and Slot Champ. The Company also provides a white label service to third party marketers.

In addition, MGT Gaming owns three U.S. patents covering certain features of casino slot machines. Both patents were asserted against alleged infringers in various actions in federal court in Mississippi. On July 29, 2015, MGT, Aruze America, Aruze Macau, and Penn agreed, through their respective counsel, to settle all pending disputes, including terminating the Mississippi litigation and all proceedings at the PTO. The parties have subsequently jointly terminated the Mississippi litigation and the PTO proceedings.

 On September 8, 2015, the Company and MGT Sports entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Viggle, Inc. (“Viggle”) and Viggle’s subsidiary DDGG, pursuant to which Viggle acquired all of the assets of the DraftDay.com business (the “DraftDay Business”) from the Company and MGT Sports. In exchange for the acquisition of the DraftDay Business, Viggle paid MGT Sports the following: (a) 1,269,342 shares of Viggle’s common stock, par value $0.001 per share, (b) a promissory note in the amount of $234,000 due September 29, 2015, (c) a promissory note in the amount of $1,875,000 due March 8, 2016, and (d) 2,550,000 shares of common stock of DDGG. In addition, in exchange for providing certain transitional services, DDGG will issue to MGT Sports a warrant to purchase 1,500,000 shares of DDGG common stock at an exercise price of $0.40 per share. Following consummation of the transactions in the Asset Purchase Agreement, including certain agreements between Viggle and third parties, MGT Sports owns 2,550,000 shares of DDGG common stock, Viggle owns 11,250,000 shares of DDGG common, and Sportech, Inc. owns 9,000,000 shares of DDGG common stock.

On October 8, 2015, the Company entered into separate subscription agreements with accredited investors relating to the issuance and sale of $700 of units at a purchase price of $0.25 per unit, with each unit consisting of one share of the Company’s common stock, and a three year warrant to purchase two shares of common stock at an initial exercise price of $0.25 per share. The Company has undertaken to register the shares and shares underlying the warrants within 30 days following the closing and to use its best efforts to have the registration statement declared effective 60 days from the filing date. The investors have a 50% right of participation in future securities offerings of the Company for a period of one year from the closing. The Company agreed not to issue new equity securities, subject to certain exceptions, without the approval of the lead investor for a period of five months from the closing and not to issue any securities pursuant to an at––the––market offering until the earlier of (i) the six month anniversary of the closing or (ii) such date as the closing price of the common stock is at least $0.75 for five consecutive trading days and the registration statement has been declared effective.

Prior to receipt of shareholder approval, the warrants in the aggregate shall not be exercisable into more than 19.99% of the number of shares of Common Stock outstanding as of the closing date.   The warrants are exercisable on the earlier of (i) one year from the date of issue or (ii) the occurrence of certain corporate events, including a private or public financing, subject to approval of the lead investor in the financing, in which the Company receives gross proceeds of at least $7,500,000; a spinoff; one or more acquisitions or sales by the Company of certain assets approved by the stockholders of the Company; or a merger, consolidation, recapitalization, or reorganization approved by the stockholders of the Company (each, a “Qualifying Transaction”). The warrants may be exercised by means of a “cashless exercise” following the four month anniversary of the date of issue, provided that the Company has consummated a Qualifying Transaction and there is no effective registration statement registering the resale of the shares of common stock underlying the warrants. The Company is prohibited from effecting an exercise of any warrant to the extent that, as a result of any such exercise, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of such warrant, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. The warrants are also subject to certain adjustments upon certain actions by the Company as outlined in the warrants.

Outside of the business of acquiring, developing and monetizing assets in the online, mobile gaming and casino gaming space, MGT’s wholly owned subsidiary Medicsight owns U.S. Food and Drug Administration approved medical imaging software and has designed an automated carbon dioxide insufflation device which receives royalties on a per–unit basis from an international manufacturer on which the Company receives royalties from an international distributor.

Strategy

MGT and its subsidiaries are principally engaged in the business of acquiring, developing and monetizing assets in the online and mobile gaming space, as well as the casino industry. The Company’s acquisition strategy is designed to obtain control of assets with a focus on risk mitigation coupled with large potential upside. We plan to build our portfolio by seeking out large social and real money gaming opportunities via extensive research and analysis. Next, we will attempt to secure controlling interests for modest cash and/or stock outlays. MGT then budgets and funds operating costs to develop business operations and tries to motivate sellers with equity upside. While the ultimate objective is to operate businesses for free cash flow, there may be opportunities where we sell or otherwise monetize certain assets.

There can be no assurance that any acquisitions will occur at all, or that any such acquisitions will be accretive to earnings, book value and other financial metrics, or that any such acquisitions will generate positive returns for Company stockholders. Furthermore, it is contemplated that any acquisitions may require the Company to raise capital; such capital may not be available on terms acceptable to the Company, if at all.

Competition

MGT encounters intense competition in all its businesses, in many cases from larger companies with greater financial resources such as Zynga, Inc. (NASDAQ: ZNGA) and Caesars Interactive, Inc., a subsidiary of Caesars Acquisition Company (NASDAQ: CACQ) which focus on social and real money online gaming.

Employees

Currently, the Company and its subsidiaries have four full–time employees. None of our employees is represented by a union and we believe our relationships with our employees are good.

Legal Proceedings

On April 21, 2015, Gioia Systems, LLC (“Gioia”) filed a complaint against the Company, the Company’s majority owned subsidiary, MGT Interactive, LLC, Robert Ladd and Robert Traversa with the United States District Court for the Southern District of New York.  MGT Interactive, LLC was also included as a derivative plaintiff in the action.  Gioia Systems, LLC’s complaint asserts claims for breach of contract and breach of fiduciary duty relating to the September 3, 2013 Contribution Agreement and related agreements between Gioia, the Company and MGT Interactive, LLC.  This litigation was settled on October 2, 2015.

On November 2, 2012, MGT Gaming filed a lawsuit (No. 3:12–cv–741) in the United States District Court for the Southern District of Mississippi alleging patent infringement against certain companies which either manufacture, sell or lease gaming systems alleged to be in violation of MGT Gaming’s patent rights, or operate casinos that offer gaming systems that are alleged to be in violation of MGT Gaming’s ’088 patent, including Penn National Gaming, Inc. (“Penn”), and Aruze Gaming America, Inc. (“Aruze America”). An amended complaint added the ’554 patent, a continuation of the ’088 patent. The allegedly infringing products include “Amazon Fishing” and “Paradise Fishing.”. By motion filed on May 12, 2014, Aruze  America sought a stay pending resolution of a Petition filed by a co–defendant for Inter Parties Review (“IPR”) with the Patent Trial and Appeal Board (“PTAB”) of the United States Patent and Trademark Office (“PTO”), challenging the’088 patent. As a result, the Mississippi action was stayed and remains stayed at present. Aruze America and its sister company, Aruze Macau, subsequently filed additional IPR Petitions seeking review of the ’088 and ‘554 patents. Aruze America also filed a Request for Ex Parte Re–examination of the ’088 patent.  Aruze America’s Re–examination Request has been denied. Both Aruze IPR Petitions remain pending. On July 29, 2015, MGT, Aruze America, Aruze Macau, and Penn agreed, through their respective counsel, to settle all pending disputes, including the Mississippi litigation and all proceedings at the PTO. The parties have subsequently jointly terminated the Mississippi litigation and the PTO proceedings.

Corporate Information

Our principal executive offices are located at 500 Mamaroneck Avenue, Suite 320, Harrison, NY 10528. The telephone number at our principal executive offices is (914) 630––7430. Our website address is www.mgtci.com. Information contained on our website is not deemed part of this prospectus supplement or the accompanying prospectus.

Summary of the Offering

The following is a brief summary of certain terms of this offering and is not intended to be complete.

Securities offered by us	688,556 shares of common stock having an aggregate offering price of $172,139.

Offering price	$0.25 per share.

Common stock outstanding before this offering	17,209,665 shares of common stock are outstanding as of December 17, 2015.

Common stock to be outstanding after this offering	17,895,221

Use of proceeds	We intend to use the net proceeds from the offering for general corporate purposes. See "Use of Proceeds" on page S-18.

Risk factors	Investing in our securities involves significant risks. See "Risk Factors" on page S-5.

NYSE MKT symbol	MGT

RISK FACTORS

Investing in our common stock involves risk. You should carefully consider the risk factors disclosed below, and the other information contained in this prospectus supplement and the accompanying prospectus, before acquiring any of our common stock. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our common stock to decline. You could lose all or part of your investment.

This prospectus supplement and the accompanying prospectus also contain or incorporate by reference forward––looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward––looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus supplement and accompanying prospectus. See “Cautionary Statement Regarding Forward––Looking Information.”

If any of these risks actually occurs, our business could be materially harmed. These risks and uncertainties are not the only ones faced by us. Additional risks and uncertainties, including those of which we are currently unaware or that are currently deemed immaterial, may also materially and adversely affect our business, financial condition, cash flows, prospects and the price of our common stock.

Company Specific Risks

Our assets are highly concentrated in the online mobile and gaming business; if we and our partners are unable to grow online mobile and gaming revenues or find alternative sources of revenue, our financial results will suffer.

Software, devices and gaming accounted for substantially all of our revenues for the year ended December 31, 2014 and the six months ended June 30, 2015. Our success depends upon customers choosing to our online, mobile and casino gaming offerings. Decisions by customers not to adopt our products at projected rates, or changes in market conditions, may adversely affect the use or distribution of our products. Because of our revenue concentration, such shortfalls or changes could have a negative impact on our financial results, and our financial condition and/or liquidity will suffer.

Our acquisition activities may disrupt our ongoing business, may involve increased expenses and may present risks not contemplated at the time of the transactions.

We have acquired, and may continue to acquire, companies, products and technologies that complement our strategic direction. Acquisitions involve significant risks and uncertainties, including:

•	diversion of management time and a shift of focus from operating the businesses to issues related to integration and administration;

•	inability to successfully integrate the acquired technology and operations into our business and maintain uniform standards, controls, policies and procedures;

•	challenges retaining key employees, customers and other business partners of the acquired business; inability to realize synergies expected to result from an acquisition;

•	an impairment of acquired goodwill and other intangible assets in future periods would result in a charge to earnings in the period in which the write–down occurs; the internal control environment of an acquired entity may not be consistent with our standards and may require significant time and resources to improve;

•	in the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political and regulatory risks associated with specific countries;

•	and liability for activities of the acquired companies before the acquisition, including violations of laws, rules and regulations, commercial disputes, tax liabilities and other known and unknown liabilities.

Because acquisitions are inherently risky, our transactions may not be successful and may, in some cases, harm our operating results or financial condition.

The mobile game application business is still developing, and our efforts to develop mobile games may prove unsuccessful, or even if successful, it may take more time than we anticipate to achieve significant revenues from this activity because, among other reasons:

•	we may have difficulty optimizing the monetization of our mobile games due to our relatively limited experience creating games that include micro–transaction capabilities, advertising and offers;

•	we intend to continue to develop substantially all of our games based upon our own intellectual property, rather than well–known licensed brands, and we may encounter difficulties in generating sufficient consumer interest in and downloads of our games, particularly since we have had relatively limited success generating significant revenues from games based on our own intellectual property;

•	many well–funded public and private companies have released, or plan to release, mobile games, and this competition will make it more difficult for us to differentiate our games and derive significant revenues from them;

•	mobile games have a relatively limited history, and it is unclear how popular this style of game will become or remain or its revenue potential;

•	our mobile strategy assumes that a large number of players will download our games because they are free and that we will subsequently be able to effectively monetize the games; however, players may not widely download our games for a variety of reasons, including poor consumer reviews or other negative publicity, ineffective or insufficient marketing efforts;

•	even if our games are widely downloaded, we may fail to retain users or optimize the monetization of these games for a variety of reasons, including poor game design or quality, lack of community features, gameplay issues such as game unavailability, long load times or an unexpected termination of the game due to data server or other technical issues, or our failure to effectively respond and adapt to changing user preferences through game updates;

•	the billing and provisioning capabilities of some smartphones and tablets are currently not optimized to enable users to purchase games or make in–app purchases, which make it difficult for users of these smartphones and tablets to purchase our games or make in–app purchases and could reduce our addressable market; and

•	the Federal Trade Commission has indicated that it intends to review issues related to in–app purchases, particularly with respect to games that are marketed primarily to minors, and the commission might issue rules significantly restricting or even prohibiting in–app purchases or name us as a defendant in a future class–action lawsuit.

If we do not achieve a sufficient return on our investment with respect to this business model, it will negatively affect our operating results and may require us to make change to our business strategy.

The markets in which we operate are highly competitive, and many of our competitors have significantly greater resources than we do.

Developing, distributing and selling mobile and online games is a highly competitive business, characterized by frequent product introductions and rapidly emerging new platforms, technologies and storefronts. For end users, we compete primarily on the basis of game quality, brand and customer reviews. We also compete for experienced and talented employees.

We compete with a continually increasing number of companies, including Zynga, King Digital, and Glu. In addition, given the open nature of the development and distribution for smartphones and tablets, we also compete or will compete with a vast number of small companies and individuals who are able to create and launch games and other content for these devices using relatively limited resources and with relatively limited start–up time or expertise.

Some of our competitors and our potential competitors have one or more advantages over us, which include:

•	significantly greater financial resources;

•	greater experience with the mobile games business model and more effective game monetization;

•	stronger brand and consumer recognition regionally or worldwide;
•	stronger strategy which may reach our target audience better than our current strategy;
•	greater experience integrating community features into their games and increasing the revenues derived from their users;

•	the capacity to leverage their marketing expenditures across a broader portfolio of mobile and non–mobile products;

•	larger installed customer bases from related platforms, such as console gaming or social networking websites, to which they can market and sell mobile games;

•	more substantial intellectual property of their own from which they can develop games without having to pay royalties;

•	lower labor and development costs and better overall economies of scale;

•	greater platform–specific focus, experience and expertise; and

•	broader global distribution and presence.

If we are unable to compete effectively or we are not as successful as our competitors in our target markets, our sales could decline, our margins could decline and we could lose market share, any of which would materially harm our business, operating results and financial condition.

Inflation and future expectations of inflation influence consumer spending on entertainment such as online gaming and gambling.

As a result, our profitability and capital levels may be impacted by inflation and inflationary expectations. Additionally, inflation’s impact on our operating expenses may affect profitability to the extent that additional costs are not recoverable through increased cost of consumer acquisition for our portfolio of online, mobile gaming and casino gaming offerings.

Consumer tastes are continually changing and are often unpredictable, and we compete for consumer discretionary spending against other forms of entertainment; if we fail to develop and publish new mobile games that achieve market acceptance, our sales would suffer.

Our mobile game business depends on developing and publishing mobile games that consumers will want to download and spend time and money playing. We must continue to invest significant resources in research and development, analytics and marketing to introduce new games and continue to update our successful mobile games, and we often must make decisions about these matters well in advance of product release to timely implement them. Our success depends, in part, on unpredictable and volatile factors beyond our control, including consumer preferences, competing games, new mobile platforms and the availability of other entertainment activities. If our games and related applications do not meet consumer expectations, or they are not brought to market in a timely and effective manner, our business, operating results and financial condition would be harmed. Even if our games are successfully introduced and initially adopted, a failure to continue to update them with compelling content or a subsequent shift in the entertainment preferences of consumers could cause a decline in our games’ popularity that could materially reduce our revenues and harm our business, operating results and financial condition. Furthermore, we compete for the discretionary spending of consumers, who face a vast array of entertainment choices, including games played on personal computers and consoles, television, movies, sports and the Internet. If we are unable to sustain sufficient interest in our games compared to other forms of entertainment, our business and financial results would be seriously harmed.

If we do not successfully establish and maintain awareness of our brand and games, if we incur excessive expenses promoting and maintaining our brand or our games or if our games contains defects or objectionable content, our operating results and financial condition could be harmed.

We believe that establishing and maintaining our brand is critical to establishing a direct relationship with end users who purchase our products from direct–to–consumer channels and to maintaining our existing relationships with distributors and content licensors, as well as potentially developing new such relationships. Increasing awareness of our brand and recognition of our games is particularly important in connection with our strategic focus of developing games based on our own intellectual property. Our ability to promote our brand and increase recognition of our games depends on our ability to develop high–quality, engaging games. If consumers, digital storefront owners and branded content owners do not perceive our existing games as high–quality or if we introduce new games that are not favorably received by them, then we may not succeed in building brand recognition and brand loyalty in the marketplace. In addition, globalizing and extending our brand and recognition of our games is costly and involves extensive management time to execute successfully, particularly as we expand our efforts to increase awareness of our brand and games among international consumers. Although we have significantly increased our sales and marketing expenditures in connection with the launch of our games, these efforts may not succeed in increasing awareness of our brand or the new games. If we fail to increase and maintain brand awareness and consumer recognition of our games, our potential revenues could be limited, our costs could increase and our business, operating results and financial condition could suffer.

If we fail to deliver our games at the same time as new mobile devices are commercially introduced, our sales may suffer.

Our business depends, in part, on the commercial introduction of new mobile devices with enhanced features, including larger, higher resolution color screens, improved audio quality, and greater processing power, memory, battery life and storage. For example, the introduction of new and more powerful versions of Apple’s iPhone and iPad and devices based on Google’s Android operating system, have helped drive the growth of the mobile games market.

We will need additional capital to continue our operation.

We may need to obtain additional financing for advertising, promotion and acquisition of additional products. The Company is constantly looking for new sources of revenue that will help fund our business. There can be no assurances that this will be achieved.

If we successfully raise additional funds through the issuance of debt, we will be required to service that debt and are likely to become subject to restrictive covenants and other restrictions contained in the instruments governing that debt, which may limit our operational flexibility. If we raise additional funds through the issuance of equity securities, then those securities may have rights, preferences or privileges senior to the rights of holders of our Common stock, and holders of our Common stock will experience dilution.

We cannot be certain that such additional debt or equity financing will be available to us on favorable terms when required, or at all. If we cannot raise funds in a timely manner, or on acceptable terms, we may not be able to promote our brand, develop or enhance our products and services, take advantage of future opportunities or respond to competitive pressures or unexpected requirements, and we may be required to reduce or limit operations.

The effect of the "Unlawful Internet Gambling Enforcement Act."

During the 2006, the US Government approved the "Unlawful Internet Gambling Enforcement Act". This law restricts the acceptance of financial instruments, such as credit cards or electronic fund transfers, for transactions incurred for internet gambling. The bill enables state and federal Attorneys General to request that injunctions be issued to any party, such as financial institutions and internet service providers, to assist in the prevention or restraint of illegal internet gambling.

Compliance with state rules and regulations.

Various states have laws restricting gambling and skill based gaming. The Company believes that we are in compliance with the rules and regulations in the states we operate. However, there can be no assurance that the state officials will have the same view. In the event that we are accused of violating such gambling laws and restrictions, our gaming business may be disallowed or prohibited in these states. Furthermore, there can be no assurance that no new rules and regulations restricting our business will be adopted in the states we operate. If such restrictive rules and regulations are adopted, we may incur additional costs in complying with the rules and regulations or we may have to cease operation in these state(s).

We have capacity constraints and system development risks that could damage our customer relations or inhibit our possible growth, and we may need to expand our management systems and controls quickly, which may increase our cost of operations.

Our success and our ability to provide high quality customer service largely depends on the efficient and uninterrupted operation of our computer and communications systems and the computers and communication systems of our third party vendors in order to accommodate any significant numbers or increases in the numbers of consumers using our service. Our success also depends upon our and our vendors' abilities to rapidly expand transaction–processing systems and network infrastructure without any systems interruptions in order to accommodate any significant increases in use of our service.

We and our service providers may experience periodic systems interruptions and infrastructure failures, which we believe will cause customer dissatisfaction and may adversely affect our results of operations. Limitations of technology infrastructure may prevent us from maximizing our business opportunities.

Increased security risks of online commerce may deter future use of our website, which may adversely affect our ability to generate revenue.

Concerns over the security of transactions conducted on the internet and the privacy of consumers may also inhibit the growth of the internet and other online services generally, and online commerce in particular. Failure to prevent security breaches could significantly harm our business and results of operations. We cannot be certain that advances in computer capabilities, new discoveries in the field of cryptography, or other developments will not result in a compromise or breach of the algorithms used to protect our transaction data. Anyone who is able to circumvent our or our vendors' security measures could misappropriate proprietary information, cause interruptions in our operations or damage our brand and reputation. We may be required to incur significant costs to protect against security breaches or to alleviate problems caused by breaches. Any well–publicized compromise of security could deter people from using the internet to conduct transactions that involve transmitting confidential information or downloading sensitive materials, which would have a material adverse effect on our business.

We face the risk of system failures, which would disrupt our operations.

A disaster could severely damage our business and results of operations because our services could be interrupted for an indeterminate length of time. Our operations depend upon our ability to maintain and protect our computer systems.

Our systems and operations are vulnerable to damage or interruption from fire, floods, earthquakes, hurricanes, power loss, telecommunications failures, break–ins, sabotage and similar events. The occurrence of a natural disaster or unanticipated problems at our principal business headquarters or at a third–party facility could cause interruptions or delays in our business, loss of data or render us unable to provide our services. In addition, failure of a third–party facility to provide the data communications capacity required by us, as a result of human error, natural disaster or other operational disruptions, could cause interruptions in our service. The occurrence of any or all of these events could adversely affect our reputation, brand and business.

We face risks of claims from third parties for intellectual property infringement that could adversely affect our business.

Litigation regarding intellectual property rights is common in the internet and software industries. We expect that internet technologies and software products and services may be increasingly subject to third–party infringement claims as the number of competitors in our industry segment grows and the functionality of products in different industry segments overlaps. There can be no assurance that our services do not or will not in the future infringe the intellectual property rights of third parties. Royalty or licensing agreements, if required, may not be available on acceptable terms, if at all. A successful claim of infringement against us and our failure or inability to license the infringed or similar technology could adversely affect our business.

We may not be able to protect our internet domain names, which is important to our branding strategy.

Our internet domain names are an extremely important part of our business. Governmental agencies and their designees generally regulate the acquisition and maintenance of domain names. The regulation of domain names in the United States and in foreign countries may be subject to change. Governing bodies may establish additional top–level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we may be unable to acquire or maintain relevant domain names in all countries in which we conduct business. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights.

If we are unable to maintain our popularity with third party search engines then our customer base, and therefore, our revenue will not continue to grow.

Due to our limited capital we do not run large advertising campaigns. Our competitors may have more resources to drive traffic to their websites in order to optimize their internet search ranking position, including the ability to conduct national television and radio advertising campaigns advertising our competitors’ websites. We are reliant on third party search engines such as Google and Yahoo! to provide prospective customers with links to facilitate traffic to our internet domain. We believe that these search engines are important in order to facilitate broad market acceptance of our service and thus enhance our sales. We continue to look for new methods to optimize our ranking position with various internet search engines, including the maintenance of reciprocal links with complementary third party sites.

Our financial position and results of operations will vary depending on a number of factors, most of which are out of our control.

We anticipate that our operating results will vary widely depending on a number of factors, some of which are beyond our control. These factors are likely to include:

•	demand for our online and mobile services by consumers;

•	costs of attracting consumers to our offerings, including costs of receiving exposure on third–party websites;

•	costs related to forming strategic relationships;

•	loss of strategic relationships;

•	our ability to significantly increase our distribution channels;

•	competition from companies offering same or similar products and services and from companies with much deeper financial, technical, marketing and human resources;

•	the amount and timing of operating costs and capital expenditures relating to expansion of our operations;
•	costs and delays in introducing new services and improvements to existing services; and

•	changes in the growth rate of internet usage and acceptance by consumers of electronic commerce.

Because we have a limited operating history, it is difficult to accurately forecast the revenues that will be generated from our current and proposed future product offerings.

If we are unable to meet the changing needs of our industry, our ability to compete will be adversely affected.

We operate in an intensely competitive industry. To remain competitive, we must be capable of enhancing and improving the functionality and features of our online services. The internet gaming industry is rapidly changing. If competitors introduce new products and services embodying new technologies, or if new industry standards and practices emerge, our existing services, technology and systems may become obsolete. There can be no assurances that we will be successful in responding quickly, cost effectively and adequately to new developments or that funds will be available to respond at all. Any failure by us to respond effectively would significantly harm our business, operating results and financial condition.

Our future success will depend on our ability to accomplish the following:

•	license and develop leading technologies useful in our business;

•	develop and enhance our existing products and services;

•	develop new services and technologies that address the increasingly sophisticated and varied needs of prospective consumers; and

•	respond to technological advances and emerging industry standards and practices on a cost–effective and timely basis.

 Developing internet services and other proprietary technology entails significant technical and business risks, as well as substantial costs. We may use new technologies ineffectively, or we may fail to adapt our services, transaction processing systems and network infrastructure to user requirements or emerging industry standards. If our operations face material delays in introducing new services, products and enhancements, our users may forego the use of our services and use those of our competitors. These factors could have a material adverse effect on our financial position and results of operations.

Our business may be subject to government regulation and legal uncertainties that may increase the costs of operating our web portal, limit our ability to attract users, or interfere with future operations of the Company.

There are currently few laws or regulations directly applicable to access to, or commerce on, the internet. Due to the increasing popularity and use of the internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could expose the Company to substantial liability as well as dampen the growth in use of the internet, decrease the acceptance of the internet as a communications and commercial medium, or require the Company to incur significant expenses in complying with any new regulations.

The applicability to the internet of existing laws governing issues such as gambling, property ownership, copyright, defamation, obscenity and personal privacy is uncertain. The Company may be subject to claims that our services violate such laws. Any new legislation or regulation in the United States or abroad or the application of existing laws and regulations to the internet could damage our business. In addition, because legislation and other regulations relating to online games vary by jurisdiction, from state to state and from country to country, it is difficult for us to ensure that our players are accessing our portal from a jurisdiction where it is legal to play our games. We therefore, cannot ensure that we will not be subject to enforcement actions as a result of this uncertainty and difficulty in controlling access.

In addition, our business may be indirectly affected by our suppliers or customers who may be subject to such legislation. Increased regulation of the internet may decrease the growth in the use of the internet or hamper the development of internet commerce and online entertainment, which could decrease the demand for our services, increase our cost of doing business or otherwise have a material adverse effect on our business, results of operations and financial condition.

New legislation, regulations or court rulings related to enforcing patents could harm our business and operating results.

If Congress, the U.S. Patent and Trademark Office (the “USPTO”) or courts implement new legislation, regulations or rulings that impact the patent enforcement process or the rights of patent holders, these changes could negatively affect our business model. For example, limitations on the ability to bring patent enforcement claims, limitations on potential liability for patent infringement, lower evidentiary standards for invalidating patents, increases in the cost to resolve patent disputes and other similar developments could negatively affect our ability to assert our patent or other intellectual property rights.

In addition, the Leahy–Smith America Invents Act of 2011 (or the Leahy–Smith Act) includes a number of significant changes to United States patent law. These changes include provisions that affect the way patent applications will be prosecuted and also affect patent litigation. The USPTO implementation has increased the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business and financial condition.

Further, and in general, it is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any of the proposals will become enacted as laws. Compliance with any new or existing laws or regulations could be difficult and expensive, affect the manner in which we conduct our business and negatively impact our business, prospects, financial condition and results of operations.

If we are unable to license or otherwise monetize our intellectual property or generate revenue and profit through those assets, there is a significant risk that our intellectual property monetization strategy will fail.

Effective June 1, 2012, we acquired an interest in the ‘088 Patent, entitled “Gaming Device Having a Second Separate Bonusing Event” that we plan to license or otherwise monetize. On August 6, 2013, the Company was issued United States Patent number 8,500,554 entitled, "Gaming Device Having a Second Bonusing Event" (the "554 Patent"). The '554 Patent is a continuation of the key patent already owned by the Company. If our efforts to generate revenue from the ‘088 Patent fail, we will incur significant losses and may be unable to acquire additional intellectual property assets. If this occurs, our patent monetization strategy will likely fail. In the third quarter of 2015 we terminated the litigation and the PTO proceedings related to these patents.

We plan to commence additional legal proceedings against companies in the gaming industry to enforce our intellectual property rights, and we expect such litigation to be time–consuming, which may adversely affect our financial condition and ability to operate our business.

To license or otherwise monetize the ‘088 Patent, we have commenced legal proceedings against the owners of gaming devices pursuant to which we allege that such companies infringed on the Patent. Our viability will be highly dependent on the outcome of this litigation, and there is a risk that we may be unable to achieve the results that we desire from such litigation, which failure would harm our overall business. In addition, the potential defendants in the litigation are much larger than us and have substantially greater resources, which could make our litigation efforts more difficult.

Disputes regarding the assertion of patents and other intellectual property rights are highly complex and technical. Once initiated, we may be forced to litigate against others to enforce or defend our intellectual property rights or to determine the validity and scope of other parties’ proprietary rights. The defendants or other third parties involved in potential lawsuits may allege defenses and/or file counterclaims in an effort to avoid or limit liability and damages for patent infringement. If such defenses or counterclaims are successful, they may preclude our ability to derive licensing revenue from our patents. A negative outcome of any such litigation, or one or more claims contained within any such litigation, could materially and adversely impact our business.

The protection of our intellectual property may be uncertain and we may face claims of others.

Although we have received patents and have filed patent applications with respect to certain aspects of our technology, we generally do not rely on patent protection with respect to our products and technologies. Instead, we rely primarily on a combination of trade secret and copyright law, employee and third party non–disclosure agreements and other protective measures to protect intellectual property rights pertaining to our products and technologies. Such measures may not provide meaningful protection of our trade secrets, know how or other intellectual property in the event of any unauthorized use, misappropriation or disclosure. Others may independently develop similar technologies or duplicate our technologies. In addition, to the extent that we apply for any patents, such applications may not result in issued patents or, if issued, such patents may not be valid or of value. Third parties could, in the future, assert infringement or misappropriation claims against us with respect to our current or future products and technologies, or we may need to assert claims of infringement against third parties. Any infringement or misappropriation claim by us or against us could place significant strain on our financial resources, divert management’s attention from our business and harm our reputation. The costs of prosecuting or defending an intellectual property claim could be substantial and could adversely affect our business, even if we are ultimately successful in prosecuting or defending any such claims. If our products or technologies are found to infringe the rights of a third party, we could be required to pay significant damages or license fees or cease production, any of which could have material adverse effect on our business. If a claim is brought against us, or we ultimately prove unsuccessful on the claims on our merits, this could have a material adverse effect on our business, financial condition, results of operations and future prospects.

Any failure to maintain or protect our patent assets or other intellectual property rights could significantly impair our return on investment from such assets and harm our brand, our business and our operating results.

Our ability to compete in the intellectual property market largely depends on the superiority, uniqueness and value of our acquired patent assets and other intellectual property. To protect our proprietary rights, we will rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions. No assurances can be given that any of the measures we undertake to protect and maintain our intellectual property assets will have any measure of success.

Following the acquisition of patent assets, we will likely be required to spend significant time and resources to maintain the effectiveness of those assets by paying maintenance fees and making filings with the USPTO. We may acquire patent assets, including patent applications, which require us to spend resources to prosecute the applications with the USPTO. Further, there is a material risk that patent related claims (such as, for example, infringement claims (and/or claims for indemnification resulting therefrom), unenforceability claims, or invalidity claims) will be asserted or prosecuted against us, and such assertions or prosecutions could materially and adversely affect our business. Regardless of whether any such claims are valid or can be successfully asserted, defending such claims could cause us to incur significant costs and could divert resources away from our other activities.

Despite our efforts to protect our intellectual property rights, any of the following or similar occurrences may reduce the value of our intellectual property:

•	our applications for patents, trademarks and copyrights may not be granted and, if granted, may be challenged or invalidated;

•	issued trademarks, copyrights, or patents may not provide us with any competitive advantages versus potentially infringing parties;

•	our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology; or

•	our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those we acquire and/or prosecute.

 Moreover, we may not be able to effectively protect our intellectual property rights in certain foreign countries where we may do business in the future or from which competitors may operate. If we fail to maintain, defend or prosecute our patent assets properly, the value of those assets would be reduced or eliminated, and our business would be harmed.

We are in a developing industry with limited revenues from operations.

We have incurred significant operating losses since inception and generate limited revenues from operations. As a result, we have generated negative cash flows from operations and have an accumulated deficit of $299,163,000 as of December 31, 2014 and $301,285,000 as of June 30, 2015. We are operating in a developing industry based on new technologies and our primary source of funds to date has been through the issuance of securities and borrowing funds. There can be no assurance that management’s efforts will be successful or that the products we develop and market will be accepted by consumers. If our products are ultimately unsuccessful in the market, this could have a material adverse effect on our business, financial condition, results of operations and future prospects.

We face financial risks as we are a developing company.

We have incurred significant operating losses since inception and have limited revenue from operations. As a result, we have generated negative cash flows from operations and our cash balances continue to reduce. While we are optimistic and believe appropriate actions are being taken to mitigate this, there can be no assurance that attempts to reduce cash outflows will be successful and this could have a material adverse effect on our business, financial condition, results of operations.

There is no assurance that we will be able to continue as a going concern.

We are operating in a developing industry based on new technology and our primary source of funds to date has been through issuances of securities. We intend to raise additional capital through equity investors. We need to raise additional capital in order to be able to accomplish our business plan objectives. Management believes that we will be successful in obtaining additional financing based on our history of raising funds; however, no assurance can be provided that we will be able to do so. There is no assurance that any funds we raise will be sufficient to enable us to attain profitable operations or continue as a going concern. If adequate funds are not available to us, we may be required to curtail operations significantly or to obtain funds through entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies or products that we would not otherwise relinquish. There can be no assurance that such a plan will be successful.

We may fail to attract and retain qualified personnel.

There is intense competition from other companies, research and academic institutions, government entities and other organizations for qualified personnel in the areas of our activities.  If we fail to identify, attract, retain and motivate these highly skilled personnel, we may be unable to continue our marketing and development activities, and this could have a material adverse effect on our business, financial condition, results of operations and future prospects.

If we do not effectively manage growth or changes in our business, these changes could place a significant strain on our management and operations.

To manage our growth successfully, we must continue to improve and expand our systems and infrastructure in a timely and efficient manner.  Our controls, systems, procedures and resources may not be adequate to support a changing and growing company.  If our management fails to respond effectively to changes and growth in our business, including acquisitions, this could have a material adverse effect on our business, financial condition, results of operations and future prospects.

We need to manage growth in operations to maximize our potential growth and achieve our expected revenues. Our failure to manage growth can cause a disruption of our operations that may result in the failure to generate revenues at levels we expect.

In order to maximize potential growth in our current markets, we may have to expand our operations. Such expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

General market risks

We may not be able to access credit.

We face the risk that we may not be able to access credit, either from lenders or suppliers.  Failure to access credit from any of these sources could have a material adverse effect on our business, financial condition, results of operations and future prospects.

We may not be able to maintain effective internal controls.

If we fail to maintain the adequacy of our internal accounting controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an on–going basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes–Oxley Act of 2002.  Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have a material adverse effect on our business, financial condition, results of operations and future prospects.

Risks related to this offering and securities market risks

Our management will have broad discretion as to the use of the net proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock, see "Use of Proceeds" in this prospectus supplement for more information. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

Our stock price and trading volume may be volatile, which could result in losses for our stockholders.

The equity markets may experience periods of volatility, which could result in highly variable and unpredictable pricing of equity securities. The market price of our Common stock could change in ways that may or may not be related to our business, our industry or our operating performance and financial condition and could negatively affect our share price or result in fluctuations in the price or trading volume of our Common stock.  We cannot predict the potential impact of these periods of volatility on the price of our Common stock. The Company cannot assure you that the market price of our Common stock will not fluctuate or decline significantly in the future.

If our Common stock is delisted from the NYSE MKT LLC, the Company would be subject to the risks relating to penny stocks.

If our Common stock were to be delisted from trading on the NYSE MKT LLC and the trading price of the Common stock were below $5.00 per share on the date the Common stock were delisted, trading in our Common stock would also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These rules require additional disclosure by broker–dealers in connection with any trades involving a stock defined as a "penny stock" and impose various sales practice requirements on broker–dealers who sell penny stocks to persons other than established customers and accredited investors, generally institutions. These additional requirements may discourage broker–dealers from effecting transactions in securities that are classified as penny stocks, which could severely limit the market price and liquidity of such securities and the ability of purchasers to sell such securities in the secondary market. A penny stock is defined generally as any non–exchange listed equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

If we need additional capital to fund the growth of our operations, and cannot obtain sufficient capital, we may be forced to limit the scope of our operations.

As we implement our growth strategies, we may experience increased capital needs. We may not, however, have sufficient capital to fund our future operations without additional capital investments. If adequate additional financing is not available on reasonable terms or at all, we may not be able to carry out our corporate strategy and we would be forced to modify our business plans (e.g., limit our expansion, limit our marketing efforts and/or decrease or eliminate capital expenditures), any of which may adversely affect our financial condition, results of operations and cash flow. Such reduction could materially adversely affect our business and our ability to compete.

Our capital needs will depend on numerous factors, including, without limitation, (i) our profitability or lack thereof, (ii) our ability to respond to a release of competitive products by our competitors, and (iii) the amount of our capital expenditures, including acquisitions. Moreover, the costs involved may exceed those originally contemplated. Cost savings and other economic benefits expected may not materialize as a result of any cost overruns or changes in market circumstances. Failure to obtain intended economic benefits could adversely affect our business, financial condition and operating performances.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future and our stock may not appreciate in value.

We have not declared or paid cash dividends on our common stock to date. We currently intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of any existing or future debt agreements may preclude us from paying dividends. There is no guarantee that shares of our Common stock will appreciate in value or that the price at which our stockholders have purchased their shares will be able to be maintained.

If securities or industry analysts do not publish research or reports about our business, or publish inaccurate or unfavorable research reports about our business, our share price and trading volume could decline.

The trading market for our Common stock will, to some extent, depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us should downgrade our shares or change their opinion of our business prospects, our share price would likely decline. If one or more of these analysts ceases coverage of our company or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price and volume to decline.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders.  We are authorized to issue an aggregate of 75,000,000 shares of common stock and 10,000,000 shares of “blank check” preferred stock. We may issue additional shares of our common stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes.  The future issuance of any such additional shares of our common stock may create downward pressure on the trading price of the common stock. We will need to raise additional capital in the near future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with these capital raising efforts, including at a price (or exercise or conversion prices) below the price an investor paid for stock.

You could lose all of your investment.

An investment in our securities is speculative and involves a high degree of risk. Potential investors should be aware that the value of an investment in the Company may go down as well as up. In addition, there can be no certainty that the market value of an investment in the Company will fully reflect its underlying value. You could lose your entire investment.

The ability of our Board of Directors to issue additional stock may prevent or make more difficult certain transactions, including a sale or merger of the Company.

Our Board of Directors is authorized to issue up to 10,000,000 shares of preferred stock with powers, rights and preferences designated by it.  See “Preferred Stock” in the section of this prospectus titled “Description of Securities.” Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company.  The ability of the Board of Directors to issue such additional shares of preferred stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means.  Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause.  Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent officers and directors from office even if such change were to be favorable to stockholders generally.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including upon the expiration of any statutory holding period under Rule 144, or issued upon the conversion of preferred stock or exercise of warrants, it could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity––related securities in the future at a time and price that we deem reasonable or appropriate.

 Investor relations activities, nominal “float” and supply and demand factors may affect the price of our stock.

The Company may utilize various techniques such as non––deal road shows and investor relations campaigns in order to create investor awareness for the Company.  These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described.  The Company may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third––parties based upon publicly––available information concerning the Company. The Company does not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods.  Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control.   In addition, investors in the Company may, from time to time, also take steps to encourage investor awareness through similar activities that may be undertaken at the expense of the investors.  Investor awareness activities may also be suspended or discontinued which may impact the trading market our common stock.

 The SEC and FINRA enforce various statutes and regulations intended to prevent manipulative or deceptive devices in connection with the purchase or sale of any security and carefully scrutinize trading patterns and company news and other communications for false or misleading information, particularly in cases where the hallmarks of “pump and dump” activities may exist, such as rapid share price increases or decreases.  We, and our shareholders may be subjected to enhanced regulatory scrutiny due to the small number of holders who initially will own the registered shares of our common stock publicly available for resale. The Supreme Court has stated that manipulative action is a term of art connoting intentional or willful conduct designed to deceive or defraud investors by controlling or artificially affecting the price of securities.  Often times, manipulation is associated by regulators with forces that upset the supply and demand factors that would normally determine trading prices.

USE OF PROCEEDS

 We estimate that the net proceeds to us from the sale of the common stock offered by this prospectus supplement will be approximately $161,139 after deducting estimated offering expenses payable by us. We intend to use our net proceeds from this offering for general corporate purposes, which may include, among other things, repayment of debt, capital expenditures, increasing our working capital, and the financing of ongoing operating expenses and overhead. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the application of the net proceeds, we may invest the proceeds in marketable securities and short––term investments.

DILUTION

Our net tangible book value as of September 30, 2015 was approximately $4,254,000 or $0.30 per share of common stock. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of common shares outstanding as of September 30, 2015. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchaser of common stock in this offering and the net tangible book value per common share immediately after this offering.

After giving effect to the sale of 688,556 shares of common stock in this offering at the public offering price of $0.25 per share and after deducting the estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2015 would have been approximately $4,426,000 or $0.30 per share. The existing shareholders will not suffer dilution as the resulting net tangible book value per share will not change, while the new investors will incur an increase in net tangible book value of $0.05 per share after purchasing shares in this offering.

The following table illustrates this increase on a per common share basis:

Offering price per share	$0.25
Net tangible book value per common share as of September 30, 2015	0.30
Increase per share attributable to new investors	0.05
As adjusted net tangible book value per share after this offering	$0.30
Increase in net tangible book value per common share to new investors	$0.05

The number of shares of common stock to be outstanding after this offering is based on 14,169,665 shares outstanding as of September 30, 2015 and excludes, as of that date:

•	an aggregate of 10,451 shares of common stock issuable upon the conversion of Series A Convertible Preferred Stock;

•	up to 86,808 additional shares of common stock that have been reserved for issuance in connection with future grants under our equity incentive plans; and

•	an aggregate of 1,020,825 shares of common stock issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $3.47 per share.

To the extent that outstanding options, warrants or preferred stock are exercised or converted, investors purchasing shares in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DESCRIPTION OF COMMON STOCK

We have authorized capital stock consisting of 75,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”). As of the date of this prospectus, we have 17,209,665 shares of common stock and 10,451 shares of preferred stock outstanding.

In this offering, we are offering for sale common stock having an aggregate offering price of $172,139. The purchase price for each share to be sold in this offering is $0.25.

These securities will be issued pursuant to a securities purchase agreement between each of the investors and us. You should review the securities purchase agreement, which will be filed as an exhibit to a Current Report on Form 8––K being filed with the SEC in connection with this offering, for a complete description of the terms and conditions of the securities purchase agreement.

The following description of our common stock is a summary only and is subject to applicable provisions of the Delaware Revised Statutes, and our Certificate of Incorporation and Bylaws, each as amended from time to time. You should refer to, and read this summary together with, our Certificate of Incorporation and Bylaws, each as amended from time to time, to review all of the terms of our capital stock. Our Certificate of Incorporation and amendments thereto are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and other reports incorporated by reference herein.

Common Stock

Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock registered in the holder’s name on the books of the corporation on all matters submitted to a vote of stockholders except as the right to exercise such vote may be limited by the provisions of this Certificate of Incorporation or of any class or series of Preferred Stock established hereunder. The holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on Preferred Stock have been paid or provided for. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary, of the corporation, the assets and funds of the corporation available for distribution to stockholders, and remaining after the payment to holders of Preferred Stock of the amounts, if any, to which they are entitled, shall be divided and paid to the holders of Common Stock according to their respective shares.

Our common stock is listed and traded on the NYSE MKT exchange under the symbol “MGT.”

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is VStock Transfer, LLC.

PLAN OF DISTRIBUTION

We are offering the shares of common stock directly to one investor. The offering is not being made through an underwriter or placement agent. We have entered into a stock purchase agreement with this investor for the full amount of the offering. The form of stock purchase agreement is included as an exhibit to our Current Report on Form 8––K being filed with the Securities and Exchange Commission in connection with this offering. See “Where You Can Find More Information”.

Our obligation to issue and sell shares of common stock to the purchaser is subject to the conditions set forth in the stock purchase agreement. The purchaser’s obligation to purchase the shares is subject to conditions set forth in the stock purchase agreement as well.

We expect that the sale of 688,556 shares will be completed on or about December 22, 2015. We estimate the total expenses of this offering which will be payable by us will be approximately $11,000.

LEGAL MATTERS

The validity of the securities described in this prospectus supplement will be passed upon for us by Sichenzia Ross Friedman Ference LLP.

EXPERTS

The consolidated balance sheets of MGT Capital Investments, Inc. and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of operations, redeemable preferred stock and changes in stockholders’ equity and cash flows for the years then ended were audited by Marcum LLP, an independent registered public accounting firm, as stated in their report which appears elsewhere herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC (including exhibits to such documents) at the SEC's Public Reference Room at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1––800––SEC––0330. In addition, the SEC maintains a site on the Internet at http://www.sec.gov/ that contains reports, proxy statements and other information that we file electronically with the SEC.

This prospectus supplement and accompanying prospectus are part of a registration statement that we filed with the SEC. This prospectus supplement does not contain all of the information contained in that registration statement, including the exhibits to that registration statement. You can obtain a copy of that registration statement from the SEC at the address listed above or from the SEC's web site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are "incorporating by reference" information into this prospectus supplement. This means that we are disclosing important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the initial filing of this prospectus supplement and prior to the time that we sell all of the securities offered by this prospectus supplement and the accompanying prospectus (except in each case the information contained in such documents to the extent "furnished" and not "filed"):

•	Our Annual Report on Form 10––K for the fiscal year ended December 31, 2014, filed with the SEC on April 15, 2015;

•	Our Quarterly Reports on Form 10––Q for the quarterly periods ended (a) March 31, 2015, filed with the SEC on May 15, 2015, (b) June 30, 2015, filed with the SEC on August 14, 2015 and (c) September 30, 2015, filed with the SEC on November 23, 2015;

•	Our Current Reports on Form 8––K filed with the SEC on December 14, 2015; December 4, 2015; October 9, 2015; October 2, 2015; September 11, 2015; September 10, 2015, August 17, 2015, August 14, 2015; July 22, 2015; July 21, 2015; July 6, 2015; June 12, 2015; and May 18, 2015;

•	Our Proxy Statement on Schedule 14A filed on November 19, 2015;

•	The description of our common stock contained in our registration statement on (a) Form S––3 and Form S––3/A filed with the SEC on September 25, 2012, September 21, 2012, July 31, 2012 and June 22, 2012. (b) Forms S––1 and S––1/A filed with the SEC on October 3, 2011, November 10, 2011, November 14, 2011, and November 16, 2011;

•	All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of our common stock hereunder; and

•	All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any information pursuant to Item 2.02 or Item 7.01 of Form 8––K, after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus forms a part shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date they are filed.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus supplement, by requesting them in writing or by telephone from us at the address and phone number below. Exhibits to such documents will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus supplement.

Robert Ladd, Chief Executive Officer

MGT Capital Investments, Inc.

500 Mamaroneck Avenue, Suite 320

Harrison, NY 10528

(914) 630––7430

PROSPECTUS

MGT Capital Investments, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We are registering 1,128,942 shares of common stock, $0.001 par value per share (the “Common Stock”) of MGT Capital Investments, Inc. (referred to herein as “we,” “us,” “our,” “MGT,” “Registrant,” or the “Company”), for resale by certain of our shareholders identified in this prospects (the “Selling Shareholders”), which were issued to them or are issuable to them upon exercise of warrants and conversion of a note (the “Resale Shares”).  Please see “Selling Shareholders” beginning at page 13. We may not issue more than 19.9% of our currently outstanding Common Stock without Company stockholder approval and all such issuances are subject to NYSE MKT approval notwithstanding shareholder approvals.

The Selling Shareholders may offer to sell the Resale Shares at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices, and will pay all brokerage commissions and discounts attributable to the sale of such shares plus brokerage fees. The Selling Shareholders will receive all of the net proceeds from the offering of their shares.

We are also offering up to $10 million, in one or more offerings from time to time at prices and on terms that we will determine at the time of each offering, sell common stock, preferred stock, debt securities, warrants, rights or a combination of these securities or units (collectively referred as “securities”) for an aggregate initial offering price of up to $10 million (the “Company Securities”). This prospectus describes the general manner in which the Company Securities may be offered using this prospectus. Each time we offer and sell securities or issuable upon exercise or conversion of any securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

The Company Securities may be sold by us, or the Resale Shares may be sold by the Selling Shareholders to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of the Company Securities or the Resale Shares with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of the Company Securities or the Resale Shares and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NYSE MKT LLC exchange (“NYSE MKT”) under the symbol “MGT.BC” On September 24, 2012, the last reported sales price of our common stock was $4.65.  We will apply to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the NYSE MKT. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NYSE MKT or any other securities market or exchange covered by the prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 12 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2012.

v

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. Under this shelf registration process, (a) the Selling Shareholders may sell the Resale Shares and (2) we may offer to sell any combination of the securities described in this prospectus, either individually or in units, in one or more offerings up to a total dollar amount of $10,000,000. This prospectus provides you with a general description of the Company Securities we may offer. Each time we sell Company Securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference.” We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

You should rely only on the information included or incorporated by reference in this prospectus and any accompanying prospectus supplement.  We and the Selling Shareholders have not authorized any dealer, salesman or other person to provide you with additional or different information.  This prospectus and any accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction.  You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date. We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, a prospectus supplement, or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus.

Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to “we,” “us,” “our,” the “Company,” and “MGT” refer to MGT Capital Investments, Inc. and its subsidiaries.

1

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Registration Statement contains “forward-looking statements” and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. When used in this Registration Statement, the words anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to our performance in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which was filed with the Commission on March 1, 2012. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Actual and future results and trends could differ materially from those set forth in such statements due to various factors. Such factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel. These forward-looking statements speak only as of the date of this Registration Statement. Subject at all times to relevant securities law disclosure requirements, we expressly disclaim any obligation or undertaking to disseminate any update or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

2

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in, or incorporated by reference in, the prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read the entire prospectus and documents incorporated by reference herein, especially the risks of investing in our common stock as discussed under "Risk Factors." The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus.

General

MGT Capital Investments, Inc. (“MGT”, the “Company”, the “Group”, “we”, “us”) is a holding company comprised of MGT, the parent company, its wholly-owned subsidiary MGT Capital Investments (UK) Limited, and majority-owned subsidiary MGT Gaming, Inc. (“MGT Gaming”), a company in which we acquired a majority interest on May 24, 2012. The Company closed the following non-essential subsidiaries during the quarter-ended March 31, 2012 as part of its expense reduction plan: Medicsight Nominees Limited, MGT Investments (Gibraltar) Limited and MGT Capital Investments Limited. In addition, we also have a controlling interest in our operating subsidiary, Medicsight Ltd, including its wholly-owned subsidiaires (“Medicsight”).

Medicsight is a medical technology company focusing on medical imaging software development and medical hardware devices. The Company develops and commercializes Computer-Aided Detection (“CAD”) applications that analyze Computer Tomography (“CT”) scans to assist radiologists in the early detection and measurement of colorectal polyps.  The Company has also developed an automated carbon dioxide insufflation device (MedicCO 2 LON) which it commercializes through a global distributor.  The Company holds (66.5%) of the issued share capital of Medicsight and the Company continues to explore all strategic alternatives with respect to its majority interest in Medicsight Limited, including the sale or licensing of its global patent portfolio.

  On May 11, 2012, the Company entered into a Contribution and Sale Agreement (the “Sale Agreement”) with J&S Gaming, Inc. (“J&S”), and MGT Gaming, Inc. (“MGT Gaming” for the acquisition of U.S. Patent #7,892,088, entitled “Gaming Device Having a Second Separate Bonusing Event.” Pursuant to the Sale Agreement and certain ancillary agreements executed simultaneous thereto, (i) J&S sold certain patents to MGT Gaming in exchange for 1,000 shares (constituting 100% ownership) of MGT Gaming Common Stock, par value $0.001 (the “MGT Gaming Shares”); (ii) the Company purchased from J&S 550 MGT Gaming Shares constituting 55% ownership in exchange for $200,000 cash and a four (4) year warrant to purchase 350,000 shares of the Company’s common stock at a exercise price of $4.00 per share; (iii) the Company and J&S agreed to grant rights of first refusal, “tag-along” and “drag-along” rights to one another with respect to their respective MGT Gaming Shares; and (iv) Steven Brandstetter, the President of J&S, agreed to provide consulting services to MGT Gaming in exchange for a fee of $5,000 per month, for a period of one year. Pursuant to the Sale Agreement, the Company has the right to purchase an additional 250 MGT Gaming Shares from J&S in exchange for a cash payment of $1,000,000 and a four (4) year warrant to purchase 250,000 shares of the Company’s common stock for an exercise price of the lower of (i) $6.00 per share and (ii) 110% of the closing price of the Common Stock on the date of exercise. The Sale Agreement closed on May 24, 2012.

  On May 24, 2012, the Company entered into a securities purchase agreement (the “SPA”) with Hudson Bay Fund Ltd. The SPA provides for the purchase of an 18 month promissory note at 8% interest per annum (the “Note”) convertible into up to 1,166,667 shares of common stock of MGT (“Common Stock”) at a conversion price of $3.00 per share and a warrant (the “Warrant”) to purchase up to 875,000 shares of Common Stock at an exercise price of $3.00 per share for proceeds of $3,500,000 (the “Transaction”).  The Note is convertible at the option of the holder at a conversion price of $3.00 per share and the Company can require conversion into Company Common Stock if the Weighted Average Price of the Common Stock equals or exceeds 200% of the conversion price for no less than twenty (20) Trading Days during any thirty (30) consecutive Trading Day period occurring following the issuance date, subject to a 9.99% beneficial ownership ceiling for Investor’s ownership of Company Common Stock at any one time.  The Note is also redeemable by the Company from and after the seven (7) month anniversary of the issuance date, subject to certain equity conditions, in cash at a price equal to the greater of (i) 125% of the Conversion Amount to be redeemed and (ii) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (x) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding the date of notice of redemption and ending on the date the redemption date, by (y) the lowest Conversion Price in effect during such period, as such terms are defined in the Note.  The Conversion Price of the Note is subject to adjustment in the case of combination or subdivision of capital stock or in the event of the Company’s grant of any stock appreciation rights, phantom stock rights or other rights with equity features. The Warrant is exercisable at the option of the holder at a $3.00 per share exercise price or, in certain circumstances, a cashless exercise and the Company can require exercise if the Weighted Average Price of the Company’s Common Stock equals or exceeds 250% of the exercise price for no less than twenty (20) Trading Days during any thirty (30) consecutive Trading Day period occurring following the issuance date, as such terms are defined in the Warrant.  The Warrant exercise price is subject to adjustment in the case of combination or subdivision of stock or in the event of the granting of any stock appreciation rights, phantom stock rights or other rights with equity features. The Transaction will require MGT and certain of its subsidiaries to provide security of all of its assets, MGT to pledge stock of its subsidiaries and certain of MGT's affiliates to execute voting and lockup agreements.  The proceeds of the Transaction will be used by the Company for general working capital purposes.

3

Net Proceeds from the Hudson Bay Transaction

The following table sets forth the gross proceeds received from the Hudson Bay Transaction and calculates the net proceeds from the Hudson Bay Transaction after deduction of the anticipated payments pursuant to the Convertible Notes and the other Hudson Bay Transaction documents.  The net proceeds do not include the payment of any contingent payments, such as liquidated damages or repayment premiums in the case of default or a change in control.  The net proceeds assumes that all interest and principal will be paid in cash notwithstanding that the Company may pay interest and principal in shares of its common stock under specified circumstances.  The interest amount reflected below assumes that all payments are made when due without any event of default, and the table assumes that none of the Convertible Notes are converted prior to maturity.  Based on the foregoing assumptions, the net proceeds represent approximately 68% of the gross proceeds.

Gross Proceeds	$3,500,000
Approximate Aggregate Interest Payments	$(420,000)
Approximate Transaction Costs (including Placement Agent Fees)	$(688,000)

Net Proceeds	$2,392,000

Payments to Hudson Bay and Affiliates

In connection with the Convertible Notes, we are or may be required to make the following payments to the Hudson Bay and its affiliates:

Payee	Maximum Interest Payments (1)	Maximum Early Redemption Premiums (2)	Public Information Failure Payments (3)	Total Maximum Payments During First 12 Months (4)

Hudson Bay	$420,000	$8,166,669	$315,000	$595,000

(1)	Represents the maximum amount of interest payable (calculated at 8% per annum) by the Company to the Hudson Bay under the Convertible Notes assuming that all Interest Date payments under the Convertible Notes are timely made, that the Convertible Notes are not otherwise converted prior to the maturity date, that interest is paid in cash and that no Event of Default occurs.

(2)	Represents the cash amount that would be payable by the Company if the Company were required to redeem the Convertible Notes as a result of an event of default or change of control assuming the aggregate market value of the shares underlying the Convertible Notes is lower than 125% of the principal amount of the Convertible Notes together with accrued and unpaid interest and accrued and unpaid late charges and the amount of interest that would have accrued with respect to the amount being redeemed through the applicable Interest Date. The Company has the ability to redeem the Note under certain circumstances. The calculation does not take into account any incremental interest that would be payable by reason of an Event of Default. The default interest rate is 18% upon the occurrence and continuance of an Event of Default. The maximum early redemption premium is calculated based on the Issuer’s highest stock price of $7 over the last 52 weeks.

(3)

Represents the maximum monetary penalties that would be payable if at any time during the period commencing from the six (6) month anniversary of the Closing Date and ending at such time that all of the Securities, if a registration statement is not available for the resale of all of the Securities, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if (i) the Company shall fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (ii) the Company is determined to have been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (each at “Public Information Failure”). As partial relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to one and one-half percent (1.5%) of the aggregate Purchase Price of such holder's Securities on the day of a Public Information Failure and on every thirtieth day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144.

(4)	Represents the maximum amounts payable in cash under the other columns in this table during the first twelve months after the sale of the Convertible Notes assuming that there is no redemption of Convertible Notes during the first year due to an event or default or change of control.

4

Potential Profit from the Hudson Bay Transaction

The following table sets forth the potential profit to be realized upon conversion by the selling stockholders of the Convertible Notes based on the conversion price at June 1, 2012 and the closing price of our common stock on June 1, 2012 (the date the Convertible Notes were issued):

Potential Profit from Conversion of Convertible Notes

at the Option of Hudson Bay

Market price per share at June 1, 2012	$3.98

Conversion Price per share at June 1, 2012	$3.00

Total shares underlying Convertible Notes	1,166,667

Aggregate market value of underlying shares based on market price as of June 1, 2012	$4,643,335

Aggregate conversion price of underlying shares	$3,500,000

Total dollar amount of discount to market price	$1,143,335

Percentage discount to market price of underlying shares	24.6%

The following table sets forth the potential profit to be realized upon exercise of the Warrants by the selling stockholders based on the exercise price at June 1, 2012 and the closing price of our common stock on June 1, 2012 (the date the Warrants were issued):

Potential Profit from Exercise of Warrants

Market price per share at June 1, 2012	$3.98

Exercise Price per share at June 1, 2012	$3.00

Total shares underlying Warrants	875,000

Aggregate market value of underlying shares based on market price as of June 1, 2012	$3,482,500

Aggregate exercise price of underlying shares	$2,625,000

Total dollar amount of discount to market price	$857,500

Total discount to market price of underlying shares	24.6%

5

Comparison of Issuer Proceeds to Potential Investor Profit

The following table summarizes the potential proceeds the Company will receive pursuant to the Hudson Bay Transaction. For purposes of this table, we have assumed that the selling stockholders will exercise all of the Warrants on a cash basis. We have also assumed that the Convertible Notes will be held by the selling stockholders through the maturity date of the Convertible Notes.

Total Gross Proceeds Payable to Company in the Hudson Bay Transaction(1)	$6,125,000

All Payments that have been made or may be required to be made by Company until Maturity(2)	$735,000

Net Proceeds to Company Assuming Maximum Payments made by Company(3)	$5,390,000

Total Possible Profit to the Selling Stockholders(4)	$2,000,835

Percentage (%) of Payments and Profit over Net Proceeds(5)	50.8%

Percentage (%) of Payments and Profit over Net Proceeds per year of Term(6)	48.1%

(1)	Includes gross proceeds payable to the Company on the sale of the Convertible Notes in the amount of $3,500,000 and assumes full exercise of the Warrants. However, there is no assurance that any Warrants will actually be exercised.

(2)	Total possible payments (excluding repayment of principal) payable by us to the selling stockholders or their affiliates assuming the Convertible Notes remain outstanding until the maturity date and that interest is paid in cash. Assumes that no liquidated damages are incurred and that no redemption premium on the Convertible Notes will be applicable.

(3)	Total net proceeds to the Company calculated by subtracting the result in footnote (2) from the result in footnote (1).

(4)	This number represents the total possible profit to the selling stockholders based on the aggregate discount to market price of the shares underlying the Convertible Notes and Warrants as indicated in the above table entitled “Potential Profit from Conversion of Convertible Notes” and “Potential Profits from Exercise of Warrants.”

(5)	Percentage of the total possible payments to the selling stockholders as calculated in footnote (2) plus profit calculated in footnote (4) compared to the net proceeds disclosed in footnote (3).
(6)	Based on 18-month term.

6

Other Information

As of the date of this prospectus, the Company believes that it will have the financial ability to make all payments on the Convertible Notes in cash when due. Accordingly, the Company intends, as of the date of this prospectus, to make such payments in shares of Company common stock to the greatest extent possible.

The Company is also analyzing potential acquisition opportunities in healthcare marketing and technology, as well as various intellectual property assets. As part of this strategy and as stated above, on June 1, 2012, the Company announced the completion of the acquisition of U.S. Patent #7,892,088, entitled “Gaming Device Having a Second Separate Bonusing Event.” This invention relates to gaming systems linked to an interactive sign, and includes all filed continuation patents. The United States Patent and Trademark Office issued this patent on February 22, 2011; the corresponding patent application was filed on October 18, 2001. The Company also announced that it has retained Nixon & Vanderhye P.C., a nationally recognized IP litigation law firm, to direct the process of enforcing the Company’s ownership rights derived from this Patent.

There can be no assurance that any future acquisitions will occur at all, or that any such acquisitions will be accretive to earnings, book value and other financial metrics, or that any such acquisitions will generate positive returns for Company shareholders. Furthermore, it is contemplated that any acquisitions may require the Company to raise additional capital; such capital may not be available on terms acceptable to the Company, if at all.

Product development

ColonCAD

Medicsight’s core technology is the proprietary ColonCAD algorithm that is integrated (using application protocol interface (API”) technology) into visualization workstations for radiologists to use when reviewing a patient’s colon CT scan data.

The CAD algorithm assists the radiologist as they search for polyps in the CT scan image data.  The radiologist uses the visualization software to review the patient’s CT scan images on the screen and searches for polyps (potentially pre-cancerous lesions on the wall of the colon).  After a full review, the radiologist then activates the Medicsight ColonCAD software, which immediately displays “CAD marks” on the images, drawing the radiologist’s attention to potential polyps and other regions of interest.  The radiologist then assesses each marked region in order to make the final decision as to the presence or absence of a polyp.

Clinical studies have demonstrated that radiologists assisted by Medicsight’s ColonCAD technology have a significantly higher sensitivity for the detection of patients with polyps in CT colonography compared to unassisted reading (i.e. traditional reading without the use of ColonCAD).

Medicsight launched ColonCAD 4.0 in Europe in March 2009. This release significantly reduced the number of false-positive CAD marks presented to a radiologist reviewing a patient data set. In early 2011, Medicsight further developed the ColonCAD technology by releasing an enhanced version (ColonCAD 4.1) in Europe. In the United States, Medicsight received marketing clearance from the FDA in May 2011 for an earlier version of ColonCAD (v. 3.5). Further improvements in sensitivity and reduction of false-positive CAD marks have been in development; however there are no current plans to pursue regulatory approvals or commercialization of these newer versions.

In addition to currently approved products, Medicsight is continuing development of prone and supine registration technology. Currently clinicians review two data sets for each patient, one in each body position of prone and supine. This registration project aims to register the two data sets, including polyps and other regions of interest into one patient data set, thereby reducing clinical review time.

Medicsight’s ColonCAD has been developed and validated using a large database of CT scans from hospitals around the world and has been assessed in many clinical studies, the results of which have been published in peer-reviewed publications and presented at leading radiology conferences.

MedicCO2LON

In addition to the computer aided detection software applications, Medicsight has developed an automated CO2 insufflation device called MedicCO2LON.

A patient undergoing a CT colon scan requires the colon to be insufflated (distended) with either CO2 gas or room air administered prior to the acquisition of their CT colonography images. MedicCO2LON is designed to provide good quality insufflation, which is essential for the acquisition of high quality images from the CT colonography examination.

Intellectual Property

Medicsight continues to develop its intellectual property portfolio to protect the core technology in its CAD and other products.  During 2011, no patents were granted. Medicsight currently has 12 patents granted and 20 pending in various territories.

7

Regulatory approvals and submissions

US Food and Drug Administration clearance

In November 2008, Medicsight submitted the ColonCAD 510(k) application to the Food and Drug Administration (“FDA”) for clearance in the U.S. In December 2008, we received an Additional Information (“AI”) letter from the FDA and submitted our response to the FDA’s inquires in March 2009. In May 2011, Medicsight received 510(k) marketing clearance by the FDA for its ColonCAD 3.5 software. This clearance followed 30 months of formal and informal meetings and discussions with the FDA, and included the submission of data to satisfy FDA requests for additional information.

Other regulatory territories

In 2010, we received regulatory approval of MedicRead 3.0 (our visualization workstation which includes version 4.0 of the Medicsight ColonCAD API) from the Chinese State Food and Drug Administration.

In March 2011 version 4.1 of the Medicsight ColonCAD API received the CE Mark in Europe, which certifies that the product has met European Union health, safety, and environmental standards.

In July 2011, Medicsight was informed by the Japanese Ministry of Health Labor and Welfare (“MHLW”) that several statistical data errors were encountered in their review of the application for approval of its MedicRead software for use in CT Colonography procedures. Following informal guidance from MHLW in August 2011, the Company decided to withdraw the current submission and is assessing the next course of action.

MedicCO2LON

In 2010, our MedicCO2LON automated CO2 insufflation device received the CE Mark in Europe.

In partnership with our distribution partner in 2010 we also submitted MedicCO2LON to the MHLW regulatory authorities in Japan for approval. We are currently awaiting a decision from MHLW.

Clinical Activity

In 2011, Scientific presentations of Medicsight’s CAD research were made at the annual European Congress of Radiology the 21st Annual Meeting of the European Society of Gastrointestinal and Abdominal Radiology “ESGAR”, and the annual Radiological Society of North America “RSNA” conference.

In addition, Medicsight sponsored of a number of international CT colonography training workshops. Medicsight’s current clinical development activities are very limited.

8

Commercial progress

Medicsight sells its ColonCad software through distribution partnerships with global advanced medical visualization companies, Picture Achieving and Communication System suppliers, and other Original Equipment Manufacturers.

Medicsight currently has partnership agreements with Vital Images, Inc. (acquired by Toshiba in 2011), TeraRecon Inc., Viatronix Inc., Toshiba Medical Visualization Systems, Infinitt, Qi Systems (formerly Ziosoft Inc.), and Intrasense SAS.

We support our existing partners with systems integration and to increase market awareness. In addition we continue to seek new partners to bring the product to market.

In 2010, we signed a global distribution agreement with Medrad Inc. for our MedicCO2LON insufflation device and began commercial sales. Insufflators are manufactured by a third party under contract from Medicsight and are generally produced upon receipt of purchase orders from Medrad.

Revenue and Growth Strategy

Revenues remain limited. Medicsight recorded revenues of $536,000 for the year ended 2011 compared to $540,000 in the year ended 2010. Medicsight ended 2011 with net assets of $3,409,000 including $3,123,000 of cash and short term deposits. At December 31, 2011 all of our liquid assets were held as short term cash balances, mainly in US Dollars. Subsequent to the year ended December 31, 2011 we continue to hold our cash in short term deposits at major financial institutions.

As we rely totally on third parties to sell our products, the Company cannot accurately estimate ColonCAD license sales or MedicCO 2 LON device sales.

The Company continues to explore all strategic alternatives with respect to its majority interest in Medicsight Limited.

The Company is also analyzing potential acquisition opportunities in healthcare marketing and technology, as well as various intellectual property assets. As part of this strategy, on June 1, 2012, the Company acquired U.S. Patent #7,892,088, entitled “Gaming Device Having a Second Separate Bonusing Event.” This invention relates to gaming systems linked to an interactive sign, and includes all filed continuation patents. The United States Patent and Trademark Office issued this patent on February 22, 2011; the corresponding patent application was filed on October 18, 2001. The Company also announced that it has retained Nixon & Vanderhye P.C., a nationally ranked IP litigation law firm, to direct the process of enforcing the Company’s ownership rights derived from this Patent.

The Company expects to initiate legal proceedings and settlement discussions within 90 days with entities believed to be infringing on its Patent. The Company is optimistic with respect to both the merits of its position and the potential damages to be recovered; however, the litigation process is lengthy and complicated, and no assurance can be made that the Company prevails in these matters, or that any settlements and judgments would exceed the cost of pursuit.

There can be no assurance that any future acquisitions will occur at all, or that any such acquisitions will be accretive to earnings, book value and other financial metrics, or that any such acquisitions will generate positive returns for Company shareholders. Furthermore, it is contemplated that any acquisitions may require the Company to raise additional capital; such capital may not be available on terms acceptable to the Company, if at all.

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SECURITIES REGISTERED HEREBY THAT WE MAY OFFER

Shares of Common Stock Offered By The Selling Shareholders

The Selling Shareholders may, from time to time sell up to 1,128,942 shares of our Common Stock underlying warrants and issuable upon conversion or in lieu of interest payments pursuant to a note (the “Resale Shares”).

Securities Offered By The Company

We may offer any of the following securities, either individually or in combination, with a total value of up to $10,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering:

Common Stock. We may offer shares of our common stock. Our common stock currently is listed on the NYSE MKT under the symbol “MGT.BC”  Shares of common stock that may be offered in this offering will, when issued and paid for, be fully paid and non-assessable.

Preferred Stock. We may offer shares of our preferred stock, in one or more series. Our board of directors will determine the rights, preferences, privileges and restrictions of the preferred stock, including any dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into shares of our common stock. Conversion may be mandatory or at your option and would be at prescribed conversion rates. Shares of preferred stock that may be offered in this offering will, when issued and paid for, be fully paid and non-assessable.  The terms of the preferred stock we may offer under this prospectus and any prospectus supplement will be set forth in a certificate of designations relating to that series and will be incorporated by reference into the registration statement of which this prospectus is a part.  We urge you to read the complete certificate of designations containing the terms of the applicable series of preferred stock, as well as the applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, related to such series.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our Common Stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock in one or more series, and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock, and/or debt securities. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement, and any related free writing prospectus that we may authorize to be provided to you, related to the particular series of warrants being offered, as well as the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

Rights. We may issue rights to purchase of preferred stock or common stock or debt securities of the Company. We may issue rights independently or together with other securities. Rights sold with other securities as a unit may be attached to or separate from the other securities and may be (but shall not be required to be) publicly-listed securities.

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Units. We may issue units representing any combination of common stock, preferred stock, debt securities and/or warrants from time to time.  The units may be issued under one or more unit agreements. In this prospectus, we have summarized certain general features of the units.

Prospectus Supplement

We will describe the terms of any such offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. Such prospectus supplement will contain the following information about the offered securities:

•	title and amount;

•	offering price, underwriting discounts and commissions or agency fees, and our net proceeds;

•	any market listing and trading symbol;

•	names of lead or managing underwriters or agents and description of underwriting or agency arrangements; and

•	the specific terms of the offered securities.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

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RISK FACTORS

Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” contained under Item 1A of Part I of our most recent annual report on Form 10-K, and under “Risk Factors” under Item 1A of Part II of our subsequent quarterly reports on Form 10-Q, as the same may be amended, supplemented or superseded from time to time by our subsequent filings and reports under the Securities Exchange Act of 1934, as amended, or the Exchange Act, each of which are incorporated by reference in this prospectus. For more information, see “Information Incorporated by Reference.”

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Moreover, the risks described are not the only ones that we face. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale by the Selling Shareholders of the Resale Shares.

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered in the prospectus and any prospectus supplement for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and assets that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending the uses described above, we intend to invest the net proceeds in short-term, interest bearing, investment-grade securities.

DETERMINATION OF OFFERING PRICE

Our Common Stock is traded on the NYSE MKT under the symbol “MGT.BC”. On September 24, 2012, the closing price of our Common Stock was $4.65.

The Selling Shareholders may offer to sell the Resale Shares and we may offer to sell the securities being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.  The Selling Shareholders may, from time to time, sell all or a portion of the Resale Shares on any market where our Common Stock may be listed or quoted (currently the NYSE MKT), in privately negotiated transactions or otherwise.

This prospectus describes some of the general terms that may apply to the Company Securities and the general manner in which they may be offered. The specific terms of any Company Securities that we sell will be included in a prospectus supplement, which will contain specific information about the terms of the Company Securities and the specific manner in which they will be offered.

DILUTION

As of September 24, 2012, we had 2,451,187 shares of Common Stock issued and outstanding on a fully diluted basis. This number includes the shares issuable upon exercise of warrants and issuable upon the conversion of a note held by the Selling Shareholders. The offering by the Selling Shareholders will not have a dilutive effect on our Common Stock.

If you invest in the offering of Company Securities by us, your interest will be diluted to the extent of the difference between the public offering price per share in an offering under this prospectus and the net tangible book value per share after the offering, except to the extent proceeds are applied to the repayment of debt. We will set forth in the applicable prospectus supplement or free writing prospectus the following information regarding any material dilution of the equity interests of investors purchasing the Company Securities in an offering by us under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering; and

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by investors purchasing shares in the offering; and

•	the amount of the immediate dilution from the public offering price to such investors.

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SELLING SECURITY HOLDERS

We are registering an aggregate of 1,128,942 Resale Shares for resale by the Selling Shareholders listed in the table below. All expenses incurred with respect to the registration of the Common Stock will be paid by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the Selling Shareholders in connection with the sale of such shares.

The selling shareholders may also resell all or a portion of their securities in reliance upon Rule 144 under the Securities Act provided that they meet the criteria and conform to the requirements of that rule or by any other available means.

The selling Shareholders named below may from time to time offer and sell pursuant to this prospectus up to 1,128,942 Resale Shares. The shares of our Common Stock included in the Resale Shares were issued to the Selling Shareholders in the transactions described in the footnotes to the following table.

The following table sets forth:

•	the name of the Selling Shareholders;

•	the number and percent of shares of our Common Stock that the Selling Shareholders beneficially owned prior to the offering for resale of the shares under this prospectus;

•	the number of shares of our Common Stock that may be offered for resale for the account of the Selling Shareholders under this prospectus; and

•	the number and percent of shares of our Common Stock to be beneficially owned by the Selling Shareholders after the offering of the Resale Shares (assuming all of the offered Resale Shares are sold by the Selling Shareholders).

The number of shares in the column “Number of Shares Being Offered” represents all of the shares that each Selling Shareholder may offer under this prospectus. We do not know how long the Selling Shareholders will hold the shares before selling them or how many shares they will sell, and we currently have no agreements, arrangements or understandings with any of the Selling Shareholders regarding the sale of any of the Resale Shares.

We may not issue more than 19.9% of our currently outstanding Common Stock without Company stockholder approval and all such issuances are subject to NYSE MKT approval notwithstanding shareholder approvals.

This table is prepared solely based on information supplied to us by the Selling Shareholders, any Schedules 13D or 13G and Forms 3 and 4, and other public documents filed with the SEC, and assumes the exercise of all warrants, the conversion of notes or issuance of Resale Shares pursuant to the note and the sale of all of the Resale Shares and does not take into account any limitation on conversion or exercise of such warrants and notes. The applicable percentages of beneficial ownership are based on an aggregate of 2,451,187 shares of our Common Stock issued and outstanding on September 24, 2012.

Except as noted in the footnotes to the table below, to our knowledge, none of the selling shareholders has held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities.

	Shares Beneficially Owned Prior to Offering	Number of Shares Being	Shares Beneficially Owned After Offering
Name of Shareholder	Number	Offered	Number	Percent
Hudson Bay Master Fund Ltd. (1)(2)	2,041,667	453,942	1,587,725	65%
J&S Gaming, Inc. (3)	600,000	600,000	0	0%
Chardan Capital Markets, LLC (4)	22,500	22,500	0	0%
Jonathan Schechter (4)	12,000	12,000	0	0%
Joseph Reda (4)	25,000	25,000	0	0%
Adam Selkin (4)	15,500	15,500	0	0%

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1.	Hudson Bay Capital Management, L.P., the investment manager of Hudson Bay Master Fund Ltd., may be deemed to have voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management, L.P and therefore, in such capacity, may be deemed to have voting and dispositive power over the shares of Common Stock of the Company held by Hudson Bay Master Fund Ltd. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. Hudson Bay Master Fund Ltd. is not an affiliate of a broker-dealer and does not have any existing short position in the Company’s common stock.

2.	As reported on a Form 8-K filed by us with the SEC on May 30, 2012 (which is incorporated herein by reference), we entered into a Securities Purchase Agreement with Hudson Bay Master Fund Ltd. (“Hudson Bay”), pursuant to which Hudson Bay agreed to purchase from us (a) an 18 month senior secured promissory note in the aggregate principal amount of $3,500,000 convertible into up to 1,166,667 shares of Company common stock at a conversion price of $3.00 per share (the “Hudson Bay Note”) and (b) warrants to purchase up to 875,000 shares of Company common stock at an exercise price of $3.00 per share (the “Hudson Bay Warrant”). The 453,942 shares to be registered represent Common Stock issuable upon exercise of the Hudson Bay Warrant. The Company has the intention and ability to register the remaining shares in a subsequent offering. Under the terms of the Hudson Bay Note and the Hudson Bay Warrant, Hudson Bay may not convert the Hudson Bay Note or the Hudson Bay Warrant to the extent such conversion or exercise would cause Hudson Bay, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 9.99% of our then outstanding shares of Common Stock following such conversion or exercise, excluding for purposes of such determination shares of Common Stock issuable upon conversion of the Hudson Bay Note which have not been converted and upon exercise of the Hudson Bay Warrant which have not been exercised. The number of shares reported herein does not reflect this limitation.

Total Dollar Value of Securities Underlying the Warrants

Market price per share at June 1, 2012	$3.98

Total shares underlying Warrants	453,942

Aggregate market value of underlying shares based on market price as of June 1, 2012	$1,806,689

3.	As reported on a Form 8-K filed by us with the SEC on May 16, 2012 (which is incorporated herein by reference), the Company entered into a Contribution and Sale Agreement (the “Sale Agreement”) with J&S Gaming, Inc. Pursuant to the Sale Agreement and certain ancillary agreements executed simultaneous thereto, J&S sold certain patents to MGT Gaming in exchange for 1,000 shares (constituting 100% ownership) of MGT Gaming Common Stock, par value $0.001 (the “MGT Gaming Shares”); ii) the Company simultaneously purchased from J&S 550 MGT Gaming Shares in exchange for $200,000 cash and warrants to purchase 350,000 shares of the Company’s common stock at an exercise price of $4.00 per share (the “J&S Warrant”). Pursuant to the Sale Agreement, the Company has the right to purchase an additional 250 MGT Gaming Shares from J&S in exchange for a cash payment of $1,000,000 and warrants to purchase 250,000 shares of the Company’s common stock at an exercise price equal to the lower of $6.00 or 110% of the closing price of the Company common stock on the day prior to the exercise (the “Option Warrant”). The 600,000 shares registered hereby represent the shares underlying the J&S Warrant and the Option Warrant. The address for J&S Gaming, Inc. is 12 May Hill Lane, Dix Hills, NY 11746. Mr. Steven Brandsetter has sole voting and dispositive control over the shares of Company common stock beneficially owned by J&S by virtue of his majority ownership and role as President of J&S. Mr. James Devlin owns 32.67% of J&S Gaming, Inc. and is a registered representative at Henley & Company LLC a broker-dealer with an office located at 1290 RXR Plaza, Uniondale, NY 11556.

4.	Represents shares of restricted common stock of the Company to be issued to each individual/entity as indicated in connection with investment banking services rendered in connection with the Securities Purchase Agreement with Hudson Bay described in Footnote 1. The address for Chardan Capital Markets, LLC is 17 State Street, NY, NY 10004. The address for Jonathan Schechter is 1324 Manor Circle, Pelham, NY 10803. The address for Joseph Reda is 1324 Manor Circle, Pelham, NY 10803. The address for Adam Selkin is 10 Pamala Road, Cortland Manor, NY 10567. Kerry Propper and Steven Urbach have shared voting and dispositive power over the shares of restricted Common Stock of the Company owned by Chardan Capital Markets, LLC by virtue of their combined majority ownership.

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Comparison of Registered Shares to Outstanding Shares

The following table compares the number of shares held by persons other than the selling stockholders, affiliates of the Company, and affiliates of the selling stockholders with the number of shares registered for resale and sold by such parties in prior transactions as well as in the current transaction involving the Convertible Notes and Warrants:

Shares Outstanding Prior to the Hudson Bay Transaction Held by Persons Other than the Selling Stockholders, or Affiliates of the Company or the Selling Stockholders	1,361,827

Shares Registered for Resale by the Selling Stockholders or Affiliates of the Selling Stockholders in Prior Registration Statements	-

Shares Registered for Resale by Selling Stockholders or Affiliates of the Selling Stockholders that Continue to be Held by Such Persons	-

Shares Sold in Registered Resale Transactions by the Selling Stockholders or Affiliates of the Selling Stockholders	-

Shares Registered for Resale on behalf of the Selling Stockholders or Affiliates of the Selling Stockholders in connection with the Hudson Bay Transaction	453,942

The Company has not had any material relationships or arrangements with any of the selling stockholders, their affiliates, or any person with whom any selling stockholder has a contractual relationship regarding the Hudson Bay Transaction (or any predecessors of those persons).

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DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 75,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”).    As of the date of this prospectus, we have 2,451,187 shares of common stock outstanding.

The following description of our capital stock is a summary only and is subject to applicable provisions of the Delaware Revised Statutes, and our Certificate of Incorporation and Bylaws, each as amended from time to time. You should refer to, and read this summary together with, our Certificate of Incorporation and Bylaws, each as amended from time to time, to review all of the terms of our capital stock. Our Certificate of Incorporation and amendments thereto are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and other reports incorporated by reference herein.

Common Stock

Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock registered in the holder’s name on the books of the corporation on all matters submitted to a vote of stockholders except as the right to exercise such vote may be limited by the provisions of this Certificate of Incorporation or of any class or series of Preferred Stock established hereunder. The holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors from time to time, provided that required dividends, if any, on Preferred Stock have been paid or provided for. In the event of the liquidation, dissolution, or winding up, whether voluntary or involuntary, of the corporation, the assets and funds of the corporation available for distribution to stockholders, and remaining after the payment to holders of Preferred Stock of the amounts, if any, to which they are entitled, shall be divided and paid to the holders of Common Stock according to their respective shares.

Our common stock is listed and traded on the NYSE MKT exchange under the symbol “MGT.BC”

Preferred Stock

The shares of Preferred Stock may be divided and issued from time to time in one or more classes and/or series within any class or classes as may be determined by the Board of Directors of the corporation, each such class or series to be distinctly designated and to consist of the number of shares determined by the Board of Directors. The Board of Directors of the corporation is hereby expressly vested with authority to adopt resolutions with respect to any unissued and/or treasury shares of Preferred Stock to issue the shares, to fix the number of shares constituting any class or series, and to provide for the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, if any, of Preferred Stock, and each class or series thereof, in each case without approval of the stockholders. The authority of the Board of Directors with respect to each class or series of Preferred Stock shall include, without limiting the generality of the foregoing, the determination of the following:

(1) The number of shares constituting that class or series and the distinctive designation of that class or series;

(2) The dividend rate on the shares of that class or series, whether dividends shall be cumulative, and, if so, from which date or dates;

(3) Whether that class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

(4) Whether that class or series shall have conversion privileges (including rights to convert such class or series into the capital stock of the corporation or any other entity) and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(5) Whether or not shares of that class or series shall be redeemable, and if so, the terms and conditions of such redemption (including any sinking fund provisions), the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions;

(6) The rights of the shares of that class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation; and

(7) Any other relative rights, preferences and limitations of that class or series as may be permitted or required by law.

The number of shares, voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, if any, of any class or series of Preferred Stock which may be designated by the Board of Directors may differ from those of any and all other class or series at any time outstanding.

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Warrants

In connection with a May 11, 2012 Contribution and Sale Agreement, we issued warrants to purchase 350,000 shares of the Company’s Common Stock at an exercise price of $4.00 per share, exercisable at any time for four (4) years after May 24, 2012. The Warrant exercise price is subject to adjustment in the case of dividends payment, subdivision, reclassification or combination of the Company’s Common Stock and when shares are granted or issued pursuant to the exercise of options to executive officers of the Company pursuant to an equity incentive plan of the Company.

In connection with our June 1, 2012 transaction with Hudson Bay, we issued a Warrant to purchase up to 875,000 shares of Common Stock at an exercise price of $3.00 per share pursuant to the Securities Purchase Agreement. The Warrant is exercisable at the option of the holder at a $3.00 per share exercise price at any time for five years after June 1, 2012 or, in certain circumstances, a cashless exercise and the Company can require exercise if the Weighted Average Price of the Company’s Common Stock equals or exceeds 250% of the exercise price for no less than twenty (20) Trading Days during any thirty (30) consecutive Trading Day period occurring following the issuance date, as such terms are defined in the Warrant.  The Warrant exercise price is subject to adjustment in the case of combination or subdivision of stock or in the event of the granting of any stock appreciation rights, phantom stock rights or other rights with equity features. The Warrants include a provision whereby the Investors are not eligible to exercise any portion of the Warrants that would result in them together with their affiliates becoming a beneficial owner of more than 9.99% of the Company's common stock.

Stock Options

Following Medicsight’s general meeting on March 26, 2012, a shareholder resolution approving the Reverse Split of 1-for-325,000 of the Company’s existing ordinary shares of £ 0.05 par value into one new ordinary share was duly passed. As a result of the reverse split, option holders under certain existing share option plans are no longer entitled to options under those plans as option holders’ share entitlement is now less than one as a result of the Reverse Split.  Following the share reversal, the Company cancelled with immediate effect all redundant option plans with the exception of Plan J. All previously unrecognized stock based compensation expense was accelerated.

Medicsight has the following Stock Option Plan:

Plan J - on May 14, 2009, we approved and subsequently granted options for 24 shares under stock option plan “J”.  Options under this plan vest in equal one-sixths for each six months that employees have been employed for 6, 12, 18, 24, 30 and 36 months from the grant date.  At September 24, 2012, there were 6 options outstanding, all of which were exercisable.

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PLAN OF DISTRIBUTION

We and the Selling Shareholders may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	directly to investors, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; and

•	through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

Sales may be effected in transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including the NYSE MKT in the case of shares of our common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options; or

•	through the settlement of short sales.

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

We will provide in the applicable prospectus supplement the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the amount of securities underwritten;

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•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any material relationships between the underwriters and the Company; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

The Selling Shareholders may sell the Resale Shares pursuant to this prospectus.  The Selling Shareholders may also sell all or a portion of the Resale Shares in reliance upon Rule 144 under the Securities Act provided that they meet the criteria and conform to the requirements of that rule or by any other available means.

We have not, and to the best of our knowledge the Selling Shareholders have not, entered into any agreements, understandings or arrangements with any underwriters, broker-dealers or agents regarding the sale of any securities covered by this prospectus.

Any underwritten offering may be on a best efforts or a firm commitment basis. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Shareholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, at prevailing market prices at the time of sale, at negotiated prices or at prices determined as the applicable prospectus supplement specifies.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock of the Company, which are listed on the NYSE MKT. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE MKT, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

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Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us or our affiliates or the Selling Shareholders in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

We or the Selling Shareholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with any derivative transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the Selling Shareholders or borrowed from us or the Selling Shareholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be deemed an underwriter and, if not identified in this prospectus, may be identified in the applicable prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part. In addition, we or the Selling Shareholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in ours or the Selling Shareholders’ securities or in connection with a concurrent offering of other securities.

The selling shareholders may pledge or grant a security interest in some or all of the convertible notes, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered herein has been passed upon for us by Gersten Savage LLP.  Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated balance sheets of MGT Capital Investments, Inc. as of December 31, 2011 and 2010 and the related consolidated statements of operations, stockholders’ (deficit) equity and comprehensive income/loss, and cash flows for each of the years in the two year period ended December 31, 2011 and Schedule II- Valuation and Qualifying Accounts for each of the years in the two-year period ended December 31, 2011 have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the “Shareholder Information,” “SEC Filings” page of our website at www.mgtci.com. Information on our web site is not part of this prospectus, and we do not desire to incorporate by reference such information herein. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and documents. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement and (ii) on or after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus.

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We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus forms a part prior to effectiveness of such registration statement, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 1, 2012;

•	Our Definitive Proxy Statement on Schedule 14A for an Annual Meeting of Shareholders, filed with the SEC on May 11, 2012;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended (a) June 30, 2012, filed with the SEC on August 14, 2012, together with Amendment No. 1, filed with the SEC on September 11, 2012 and Amendment No. 2 filed with the SEC on September 12, 2012, (b) March 31, 2012, filed with the SEC on May 14, 2012, (c) September 30, 2011, filed with the SEC on November 10, 2011, and (d) June 30, 2011, filed with the SEC on August 15, 2011;

•	Our Current Reports on Form 8-K filed with the SEC on August 1, 2012, June 27, 2012 (2), June 1, 2012, May 31, 2012, May 30, 2012, May 16, 2012, March 27, 2012, March 20, 2012, March 16, 2012, March 12, 2012, February 24, 2012, January 31, 2012, January 12, 2012, January 9, 2012, December 27, 2011, November 22, 2011, November 10, 2011, October 4, 2011, September 16, 2011, August 29, 2011, August 22, 2011, July 27, 2011, July 11, 2011, June 14, 2011;

•	The description of our common stock contained in our registration statement on Forms S-1 and S-1/A filed with the SEC on October 3, 2011, November 10, 2011, November 14, 2011, November 16, 2011;

•	All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of our common stock hereunder

•	All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any information pursuant to Item 2.02 or Item 7.01 of Form 8-K, after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus forms a part shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date they are filed

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These documents contain important information about us, our business and our financial condition. You may request a copy of these filings, at no cost, by writing or telephoning us at:

MGT Capital Investments, Inc.

500 Mamaroneck Avenue

Suite 204

Harrison, NY 10528

Phone: (914) 630-7431

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act or the Exchange Act, excluding any information in those documents that are deemed by the rules of the SEC to be furnished but not filed, after the date of this filing and before the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

We maintain an Internet website at www.mgtci.com where the incorporated reports listed above can be accessed. Neither this website nor the information on this website is included or incorporated in, or is a part of, this prospectus.

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MGT Capital Investments, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

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